UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 11, 2010, Republic Airways Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Deutsche Bank Securities, as representatives of the underwriters named therein (the “Underwriters”), relating to the public offering and sale of shares of the Company’s common stock, par value $0.001 per share.  Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase, subject to customary closing conditions, 12 million shares of the Company’s common stock at a public offering price per share of $7.80, which will result in approximately $93.6 million in gross proceeds to the Company before deducting underwriting discounts and commissions and other offering expenses.  The sale of such shares is expected to close on November 17, 2010.  The Company has also granted the Underwriters a 30-day option to purchase up to 1.8 million additional shares of common stock on the same terms and conditions.

The offering is being made by the Company only by means of a written prospectus supplement and accompanying prospectus forming part of the effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission. A preliminary prospectus supplement related to the offering has been filed with the Securities and Exchange Commission and is available on the SEC’s website, http://www.sec.gov.  A copy of the final prospectus related to the offering, when available, as well as copies of the preliminary prospectus supplement and the accompanying base prospectus related to this offering, may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, or by emailing prospectus-ny@ny.email.gs.com.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

A copy of the opinion of Fulbright & Jaworski L.L.P. relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The Company’s press release announcing the pricing of the offering is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of November 11, 2010, by and among the Company, Goldman, Sachs & Co. and Deutsche Bank Securities, as representatives of the underwriters named therein.

5.1	Opinion of Fulbright & Jaworski L.L.P.

99.1	Press Release of Republic Airways Holdings Inc. dated November 11, 2010

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Robert H. Cooper
	Name:	Robert H. Cooper
	Title:	Executive Vice President and Chief Financial Officer

Dated: November 12, 2010

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 11, 2010, by and among the Company, Goldman, Sachs & Co. and Deutsche Bank Securities, as representatives of the underwriters named therein.

5.1	Opinion of Fulbright & Jaworski L.L.P.

99.1	Press Release of Republic Airways Holdings Inc. dated November 11, 2010